UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2006, our Board of Directors approved the adoption of the Talk America Executive Nonqualified Savings Plan (the “Plan”). The Plan, which is to be effective as of February 1, 2006, is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is available for certain management and other highly compensated employees of our subsidiary, Talk America Inc. (“Talk America”), and certain of its subsidiaries, and permits the deferral by participants of up to 15% of their annual compensation, subject to certain limits. Talk America, in its sole discretion, may make matching contributions to certain participants or groups of participants in an amount equal to $.25 for each $1.00 of compensation deferred by them, up to a maximum of 4% of their compensation.

    The foregoing discussion of the Plan and its terms is only a summary. A copy of the Plan is incorporated by reference in Exhibit 10.1 of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number   Description

     10.1                        Talk America Executive Nonqualified Savings Plan (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-131230)).*

*Management contract or compensation plan or arrangement.
______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number  Description

10.1    Talk America Executive Nonqualified Savings Plan (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-8 (Registration No. 333-131230)).*

*Management contract or compensation plan or arrangement.